Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2019, relating to the financial statements and financial highlights of Amplify High Income ETF, Amplify Online Retail ETF, Amplify CWP Enhanced Dividend Income ETF, Amplify Transformational Data Sharing ETF, Amplify Advanced Battery Metals and Materials ETF, Amplify EASI Tactical Growth ETF, Amplify BlackSwan Growth & Treasury Core ETF, Amplify International Online Retail ETF, and Amplify CrowdBureau® Peer-to-Peer Lending & Crowdfunding ETF (the "Funds"), each a series of Amplify ETF Trust, for the year or period ended October 31, 2019, and to the references to our firm under the headings "Fund Service Providers" and "Financial Highlights" in the Prospectuses and "Miscellaneous Information" and "Financial Statements" in the Statement of Additional Information.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

February 27, 2020